Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-261271 on Form S-8 of our report dated March 4, 2022, relating to the financial statements of Sweetgreen, Inc. appearing in this Annual Report on Form 10-K for the year ended December 26, 2021.
/s/ Deloitte & Touche LLP
Los Angeles, California
March 4, 2022